EXHIBIT 3

                                    Amendment
                                     to the
                                 Restated Bylaws
                                       of
                              Zions Bancorporation

                               September 18, 1998

     The following amendment to the Restated Bylaws of the Company was adopted today during the meeting of the Company's Board of Directors, by an affirmative vote of two-thirds of the total number of directors constituting the Board of Directors, pursuant to the provisions of Article XI of the Restated Bylaws:

                            Article II. Shareholders

               Section  10.  Advance  Notice of  Shareholder  Proposals.  At any
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          annual or special meeting of  shareholders,  proposals by shareholders and persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper
          for   consideration   under   applicable   law  and  the  articles  of
          incorporation and by-laws of the corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the corporation at any meeting of shareholders shall be delivered to the secretary of the corporation at its principal office not less than 120 days prior to the date of the meeting. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by
          the   Securities  and  Exchange   Commission  (or  the   corresponding
          provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a director of the corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after

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               the passage of time or the occurrence of conditions).  The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.


                                                  /s/ Dale M. Gibbons
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                                                  Dale M. Gibbons
                                                  Secretary